UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2016
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
BB&T Corporation (“BB&T”) announced today that its bank subsidiary, Branch Banking and Trust Company, has entered into a Consent Order with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The order calls for corrective actions and enhancements to address certain internal control deficiencies within the Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) Compliance Program. No criminal activity has been identified as the result of such deficiencies, and no financial penalty was levied.

BB&T has already taken significant steps towards the improvement of its BSA/AML program, including:

• additional investment into processes and system upgrades to strengthen anti-money laundering controls;
• continued emphasis on education, training and the importance of compliance for all associates; and
• the hiring and placement of a highly experienced BSA/AML professional to oversee these efforts.

BB&T anticipates entering into a similar regulatory order with the Board of Governors of the Federal Reserve System in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: December 20, 2016